UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2014

ACTINIUM PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52446	88-0378336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Fifth Avenue, 3rd Floor New York, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 459-4201

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On January 10, 2014,  Actinium Pharmaceuticals, Inc. (the "Company") conducted the final closing (the “Final Closing”) of its private placement of securities (the “Offering”) pursuant to a Unit Purchase Agreement, dated as of January 10, 2014 (the “Purchase Agreement”) and Subscription Agreement, dated as of January 10, 2014 (the “Subscription Agreement”), with certain accredited investors named therein (the “Investors”)  pursuant to which: the Investors at the Final Closing agreed to purchase (i) an aggregate of 551,810 shares ( the “Shares”) of common stock at $6.00 per share and (ii) five-year warrants to purchase an aggregate of 137,952  shares of common stock at an exercise price of $9.00 per share (the “Warrants”).  The Company received $3,310,860 in gross proceeds from the sale of securities under the Purchase Agreement at the Final Closing, bringing the total gross proceeds received by the Company in the Offering to $6,636,720.  The aggregate offering amount of securities sold to investors was increased from $6,000,000 to $6,636,720 in order to cover over-allotments.

As required by the  Purchase Agreement, at the closing, the investors also became parties to the Registration Rights Agreement dated as of January 10, 2014 pursuant to which the Company will be required to register with the United States Securities and Exchange Commission such Shares and the shares of Common Stock underlying the Warrants (the “Warrant Shares”).  If the registration statement is not filed or declared effective within the timeframe set forth in the Registration Rights Agreement, the Company is obligated to pay the investors an amount equal to 1% of the total purchase price of the securities per month (up to a maximum of 6% in the aggregate) until such failure is cured.  Officers and directors of the Company also entered into a lock-up agreements pursuant to which they agreed not to sell or otherwise transfer any shares of Common Stock or other securities of the Company owned by them until the date that is 6 months following the effective date of the registration statement to be filed in connection with the offering.

Laidlaw & Company (UK) Ltd., a FINRA registered broker dealer, acted as exclusive placement agent with respect to the Offering. In connection with the Final Closing, the placement agent received a cash fee of $331,086 and  warrants to purchase 68,976 shares of common stock at an exercise price of $9.00 per share.

A press release announcing the closing is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

General Information

The foregoing is not a complete summary of the terms of the transactions contemplated by the Purchase Agreement and reference is made to the complete text of the Purchase Agreement, Subscription Agreement,  Registration Rights Agreement, Form of Warrant and Form of Lock Up Agreement which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

The securities offered have not been registered for primary sale by the Company under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Item 3.02    Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above is incorporated herein by reference in response to this Item 3.02.

The Shares and Warrants described were offered and sold solely to “accredited investors” in reliance on the exemption from registration afforded by Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act.  In connection with the sale of these securities, the Company relied on  teach investor’s written representations that it was an "accredited investor" as defined in Rule 501(a) of Regulation D.  In addition, neither the Company nor anyone acting on its behalf has offered or sold these securities by any form of general solicitation or general advertising.

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 Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.

99.1	Press Release of Actinium Pharmaceuticals, Inc. dated January 13, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 13, 2014	ACTINIUM PHARMACEUTICALS, INC.

	By:	/s/ Kaushik J. Dave
Name: Kaushik J. Dave Title: President and Chief Executive Officer

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